AGREEMENT

            This Agreement (the "Agreement") is entered into this 3rd day of May, 2006, by and between S1 Corporation, a Delaware corporation ("S1" or the "Company"), on the one hand, and each of Starboard Value and Opportunity Master Fund Ltd., Ramius Master Fund, Ltd, Ramius Fund III, Ltd, Parche, LLC, RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., C4S & Co., L.L.C., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, L.L.C., Morgan B. Stark, Peter A. Cohen, Jeffrey M. Solomon, Thomas W. Strauss, Barington Companies Equity Partners, L.P., James A. Mitarotonda, Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Arcadia Partners, L.P., Arcadia Capital Management, LLC, William J. Fox, Jeffrey C. Smith, Jeffrey Glidden, Richard Rofe, Edward Terino and John Mutch (collectively, the "Ramius Group"), on the other hand. For purposes of this Agreement, the Ramius Group shall also include all parties (and their affiliates) to the Schedule 13D with respect to Company common stock of any or all members of the Ramius Group, as now or hereinafter filed with the SEC (the "Schedule 13D").

                                    RECITALS

      WHEREAS, upon further review and analysis of its long term plan for success with financial and legal advisors, the Board of S1 has determined to engage its financial, legal and other advisors to explore strategic alternatives available to S1 in order to maximize stockholder value;

      WHEREAS, the Board has determined that it is in the best interests of the Company for Jeffrey Smith of the Ramius Group to join the Board in the class of directors to expire in 2008; and

      WHEREAS, the parties hereto desire to set forth certain covenants and agreements to resolve their respective views regarding various matters as to the Company, including the individuals to be presented to the S1 stockholders as nominees for election to the Board at the Company's 2006 Annual Meeting (as defined below) without the burden, distraction or expense of a proxy contest.

      NOW, THEREFORE, in consideration for the covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Covenants of S1. S1 covenants and agrees that, in reliance on the covenants and agreements of the Ramius Group set forth herein:

            (a) No later than the first business day after the date of this Agreement, the Board of S1 shall meet (the "Board Meeting") and (i) agree to fix the size of the Board at seven directors; (ii) appoint Jeffrey Smith of the Ramius Group as a director of the Company in the class whose term expires at the 2008 annual meeting of stockholders; (iii) set a record date of 21 business days after the date of the Board Meeting for an annual meeting of stockholders to be held on or about June 30, 2006 (the "2006 Annual Meeting") with the only matters to be submitted for a stockholder vote at the 2006 Annual Meeting being the election of the Board Nominees (as defined below); (iv) nominate Messrs. Thomas Johnson and John Speigel (the "Board Nominees") (both of whom S1 represents and warrants have consented to such nomination) to stand for election at the 2006 Annual Meeting; and (v) adopt an amendment to Section 2.3 of the Company's Bylaws in the form attached hereto as Exhibit A to allow stockholders holding at least one-tenth of the outstanding common stock of the Company to call a special meeting of stockholders;

            (b) At the Board Meeting, the Board (including the newly appointed Director Smith) shall immediately take all necessary and advisable actions to explore strategic alternatives available to the Company to maximize stockholder value, including instructing Friedman, Billings, Ramsey Group, Inc., to take all appropriate steps to advise on strategic alternatives available to the Company. To the extent any smaller committee of the Board subsequently takes responsibility for such exploration or related process, that committee shall include Director Smith (unless he or any member of the Ramius Group has a direct or indirect interest in any proposed strategic alternative (other than in their role as a stockholder));

            (c) S1 shall issue a press release no later than the first business day after the date of this Agreement substantially in the form attached as Exhibit B;

            (d) S1 shall reimburse the Ramius Group for its reasonable, documented out-of-pocket fees and expenses incurred (including proxy solicitation, legal and public relations) in connection with the Schedule 13D, the preparation of its proxy solicitation and related matters for the 2006 Annual Meeting and the negotiation and execution of this Agreement and all related activities and matters, provided such reimbursement shall not exceed $87,500 in the aggregate;

            (e) From the date hereof through and including September 30, 2006, S1 will not (i) bring any proposals to the stockholders other than the election of the Board Nominees at the 2006 Annual Meeting, and any other proposals which may be necessary in furtherance of any strategic alternative, (ii) take any action to amend the Bylaws of the Company other than as provided in Section 1(a) hereof or (iii) take any action to increase the size of the Board beyond seven members.

      2. Covenants of the Ramius Group. Each member of the Ramius Group, on behalf of himself or itself, as applicable, covenants and agrees that, in reliance on the covenants and agreements of S1 set forth herein:

            (a) they will support the election of the Board Nominees, agree to vote all shares beneficially owned by them in favor of the Board Nominees, and agree to refrain from taking any action inconsistent with the foregoing, in each case at the 2006 Annual Meeting;

            (b) they will not solicit authority, directly or indirectly, from any S1 stockholder to elect or vote for any candidate or candidates for election to the Board at the 2006 Annual Meeting other than the Board Nominees or otherwise present for consideration to any S1 stockholder in connection with the 2006 Annual Meeting any candidates other than the Board Nominees or any proposal for any action, other than proposals or action which are made by the Board of Directors, nor will they engage in any campaign or efforts to have votes withheld from or otherwise campaign against any of the Board Nominees in connection with the 2006 Annual Meeting or cause any other party to do, or assist any other party in doing, any of the foregoing;

            (c) from the date hereof through and including September 30, 2006, they will not engage in any "solicitation" of proxies or consents, seek to advise, encourage or influence any person with respect to the voting of any Company securities, except in support of Board-approved proposals; initiate, propose or otherwise "solicit" stockholders of the Company for the approval of, stockholder proposals; induce or attempt to induce any other person to initiate any such stockholder proposal or any attempt to call a special meeting of stockholders; provided, however, nothing herein shall limit the ability of any member of the Ramius Group to vote its shares of common stock of the Company on any matter submitted to a vote of the stockholders of the Company other than the election of the Board Nominees or to announce its opposition to any Board-approved stockholder proposals not supported by Director Smith;

            (d) from the date hereof through and including September 30, 2006, they will not form, join or in any way participate in any "group" with respect to any voting securities, other than a "group" that includes all or some lesser number of the persons identified as part of the Ramius Group, but does not include any other members who are not currently identified as Ramius Group members as of the date hereof;

            (e) on or before two business days from the date of this Agreement, they will amend or cause to be amended the Schedule 13D to file this Agreement and to make all appropriate disclosure related thereto; and

            (f) by execution of this Agreement, Starboard Value and Opportunity Master Fund Ltd. hereby rescinds notice of its intention to nominate any persons for director at the 2006 Annual Meeting, and hereby rescinds notice of its intention to propose any other matters to come before the stockholders at the 2006 Annual Meeting. For purposes of clarity, the demand to inspect certain records and lists of S1 stockholders and certain other documents as set forth in the demand letter referred to in the Schedule 13D is hereby rescinded.

      3. General.

            (a) (i) S1 represents and warrants that the individual set forth below as signatory to this Agreement for S1 has the authority to execute this Agreement on behalf of S1 and to bind S1 to the terms hereof.

                  (ii) Each member of the Ramius Group listed herein, on behalf of himself or itself, as applicable, represents and warrants that (x) to the best of his or its knowledge, except for Ramius Fund III, Ltd which became a member of the Ramius Group on May 1, 2006, all parties (and their affiliates) to the Schedule 13D with respect to Company common stock as filed with the SEC are the only parties required under applicable law to be listed in the Schedule 13D, and the references to those parties are correctly set forth in this Agreement, and (y) each signatory to this Agreement by any member of the Ramius Group has the authority to execute the Agreement on behalf of himself and the applicable member of the Ramius Group associated with that signatory's name, and to bind such member of the Ramius Group to the terms hereof.

            (b) This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

            (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (d) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (e) If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision(s) in good faith so as to become enforceable while hewing as closely as possible to the original intent. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall remain enforceable in accordance with its terms.

            (f) Each party acknowledges that its breach of this Agreement would cause irreparable injury to the other for which monetary damages would not be an adequate remedy. Accordingly, a party will be entitled to seek injunctions and other equitable remedies in the event of such a breach by the other party (or any of its members).

            (g) This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties with respect to the subject matter hereof are expressly canceled.

                            [Signature page follows]

      In Witness Whereof, the Parties have caused this Agreement to be executed and delivered by themselves or their duly authorized officer or attorney-in-fact as of the date first set forth above.

S1 CORPORATION


/s/ James S. Mahan III
--------------------------------------------

Print Name: James S. Mahan III
            --------------------------------

Title: Chief Executive Officer
       -------------------------------------


Starboard Value and Opportunity Master Fund Ltd.


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Ramius Master Fund, Ltd.


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Parche, LLC


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------

RCG Ambrose Master Fund, Ltd.


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


RCG Halifax Fund, Ltd.


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Ramius Fund III, Ltd


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


C4S & Co., L.L.C.


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Admiral Advisors, LLC


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------

Ramius Advisors, LLC


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Ramius Capital Group, L.L.C.


/s/ Jeffery M. Solomon
--------------------------------------------

Print Name: Jeffery M. Solomon
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Morgan B. Stark


/s/ Morgan B. Stark
--------------------------------------------

Print Name: Morgan B. Stark
            --------------------------------

Title:
       -------------------------------------


Peter A. Cohen


/s/ Morgan B. Stark
--------------------------------------------

Print Name: Morgan B. Stark
            --------------------------------

Title:
       -------------------------------------


Jeffrey M. Solomon


/s/ Morgan B. Stark
--------------------------------------------

Print Name: Morgan B. Stark
            --------------------------------

Title:
       -------------------------------------

Thomas W. Strauss


/s/ Morgan B. Stark
--------------------------------------------

Print Name: Morgan B. Stark
            --------------------------------

Title:
       -------------------------------------


Barington Companies Equity Partners, L.P.


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: Managing Member of General Partner
       -------------------------------------


James A. Mitarotonda


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: Managing Member
       -------------------------------------


Barington Companies Investors, LLC


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: Managing Member
       -------------------------------------


Barington Companies Offshore Fund, Ltd. (BVI)


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: President
       -------------------------------------

Barington Investments, L.P.


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Barington Companies Advisors, LLC


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: Authorized Signatory
       -------------------------------------


Barington Capital Group, L.P.


/s/ /s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: President and Chief Executive Officer
       of General Partner
       -------------------------------------


LNA Capital Corp.


/s/ James A. Mitarotonda
--------------------------------------------

Print Name: James A. Mitarotonda
            --------------------------------

Title: President and Chief Executive Officer
       -------------------------------------


Arcadia Partners, L.P.


/s/ Richard Rofe
--------------------------------------------

Print Name: Richard Rofe
            --------------------------------

Title: General Partner
       -------------------------------------

Arcadia Capital Management, LLC


/s/ Richard Rofe
--------------------------------------------

Print Name: Richard Rofe
            --------------------------------

Title: President
       -------------------------------------


Richard Rofe


/s/ Richard Rofe
--------------------------------------------

Print Name: Richard Rofe
            --------------------------------

Title:
       -------------------------------------


William J. Fox


/s/ William J. Fox
--------------------------------------------

Print Name: William J. Fox
            --------------------------------

Title:
       -------------------------------------


Jeffrey C. Smith


/s/ Jeffrey C. Smith
--------------------------------------------

Print Name: Jeffrey C. Smith
            --------------------------------

Title:
       -------------------------------------

Jeffrey Glidden


/s/ Jeffrey Glidden
--------------------------------------------

Print Name: Jeffrey Glidden
            --------------------------------

Title:
       -------------------------------------


Edward Terino


/s/ Edward Terino
--------------------------------------------

Print Name: Edward Terino
            --------------------------------

Title:
       -------------------------------------


John Mutch


/s/ John Mutch
--------------------------------------------

Print Name: John Mutch
            --------------------------------

Title:
       -------------------------------------

                                                                       EXHIBIT A

Section 2.3 of the Bylaws of the Company is amended by deleting the section in its entirety and replacing it with the following:

"Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary upon the written request of the holders of not less than one tenth of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the Corporation addressed to the Chairman of the Board, the President, or the Secretary."

                                                                       EXHIBIT B

           S1 Reaches Agreement with Ramius Group to End Proxy Contest

           Jeffrey Smith of Ramius Capital to Join Board of Directors

ATLANTA, May XX, 2006 - S1 Corporation (Nasdaq: SONE), a leading global provider of customer interaction financial and payments solutions, announced today that it has reached a definitive agreement with a group of investors led by Ramius Capital Group, L.L.C. to settle their dispute relative to the nomination of certain directors to the S1 Board of Directors at the 2006 Annual Meeting.

As a result of this settlement, the Ramius Group agreed to withdraw the notice of its intention to nominate directors and make other shareholder proposals at the Company's 2006 Annual Meeting. Additionally, Jeffrey C. Smith, a managing director of Ramius Capital Group, L.L.C., will be joining the S1 Board of Directors. The Company also agreed to amend its Bylaws to restore the right of stockholders owning 10% of the outstanding shares of common stock to call a special meeting.

S1 also said that it has retained Friedman, Billings, Ramsey Group as its financial advisor to assist the Board of Directors in actively exploring strategic alternatives to maximize shareholder value. The law firm of Hogan & Hartson L.L.P. has also been retained to advise in connection with this review. No assurance can be given that any transaction will be entered into or consummated as a result of this review.

About S1
S1 Corporation (Nasdaq: SONE) delivers customer interaction software for financial and payment services and offers unique solution sets for financial institutions, retailers, and processors. S1 employs 1,500 people in operations throughout North America, Europe and Middle East, Africa, and Asia-Pacific regions. Worldwide, more than 3,000 customers use S1 software solutions, which are comprised of applications that address virtually every market segment and delivery channel. S1 partners with best-in-class organizations to provide flexible and extensible software solutions for its customers. Additional information about S1 is available at www.s1.com.

Forward Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will,"

"should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov ) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.

Contacts:

Investors:
John Stone, Chief Financial Officer
404-923-3500
john.stone@s1.com

Press:
Mike Pascale/Rhonda Barnat of The Abernathy MacGregor Group
212-371-5999
mmp@abmac.com/rb@abmac.com